UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

VERSAR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 750-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 8, 2010, the Compensation Committee of the Board of Directors of Versar, Inc. (the “Company”), consisting of all independent directors, took the following compensation actions:

In accordance with the Company’s Fiscal Year 2010 Incentive Compensation Plan:

Granted Restricted Stock under the Company’s 2005 Stock Incentive Plan, which will vest 50% on September 8, 2011and 50% on September 8, 2012:

Anthony L. Otten	10,000	shares
Michael J. Abram	5,000	shares
Gina L. Foringer	2,000	shares

In addition, the Compensation Committee approved a salary increase of $15,000 for Jeffrey Moran to align his salary with that of the other senior vice presidents and in recognition of his increased responsibility in overseeing Advent Environmental, Inc., acquired by the Company during fiscal year 2010.

Further, the Board of Directors approved an extension of the terms of the existing Change in Control Severance Agreements of certain named executive officers and entered into a Change in Control Severance Agreement with Joseph J. Tyler, the Company’s Senior Vice President and Director of Corporate Initiatives & Integration. As extended, the Change in Control Severance Agreements with the said executive officers will expire upon the earlier of March 16, 2012 or the date on which an executive officer ceases to serve in his or her current position with the Company, in each case prior to the occurrence of a Potential Change in Control or a Change in Control as defined in the agreement. If a Change in Control occurs during the term of the Change in Control Severance Agreement, the above termination dates will not apply and the agreement will terminate only on the last day of the 24th calendar month beginning after the calendar month in which the Change in Control occurred.

Effective as of March 16, 2010, the Company has Change in Control Severance agreements with the following executive officers in each case expiring on March 16, 2012 or as otherwise specified above:

Jeffrey A. Wagonhurst, President
Lawrence W. Sinnott, Executive Vice President, Chief Financial Officer and Treasurer;
James C. Dobbs, Senior Vice President, General Counsel and Secretary;
Michael J. Abram, Senior Vice President, Chief Administration Officer.
Joseph J. Tyler, Senior Vice President, Director of Corporate Initiatives and Integration

A copy of the form of Change in Control Severance Agreement between the Company and said executive officers was filed by the Company with its Current Report on Form 8-K filed on April 7, 2008 and is incorporated by reference herein. The foregoing description of the Change in Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

On September 8, 2010, the Company’s Board of Directors, upon the Compensation Committee’s recommendation, adopted a written Incentive Compensation Plan setting forth the terms of eligibility for the payment of incentive compensation awards to management and employees in fiscal year 2011 and future years. The plan sets out the basic structure of the incentive plan, which will operate based on financial and strategic goals set by the Board and individually by members of management and individual employees. Eligibility will be dictated by the plan, but the receipt of and amount of any award will be determined by the Compensation Committee in its discretion. The plan allows for the payment of cash bonuses or the award of restricted stock, which will be sourced from the Company’s then stockholder approved stock incentive plan.

A copy of the Incentive Compensation Plan as adopted by the Board is filed with this Report as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2010	VERSAR, INC.

	By:	/s/ James C. Dobbs

James C. Dobbs
Senior Vice President and General Counsel

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